UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 3, 2017
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01.    Other Events.
2013 ZTE Delaware District Court Proceeding

On November 3, 2017, the Court of Appeals for the U.S. Federal Circuit (the "Federal Circuit") issued its decision affirming the October 2014 Delaware District Court judgment finding that two of InterDigital’s patents, U.S. Patent Nos. 7,190,966 and 7,286,847 (the “power ramp-up patents”), are not invalid and are infringed by ZTE 3G and 4G cellular devices.

The Delaware District Court proceeding was initiated by InterDigital against ZTE in January 2013, on the same date InterDigital filed a complaint with the United States International Trade Commission (proceeding no. 337-TA-868) alleging infringement by ZTE of the power ramp-up patents, among other patents.  The Delaware District Court trial addressing infringement and validity of the power ramp-up patents was held in October 2014, with the jury delivering a unanimous verdict in favor of InterDigital, and the court subsequently entered judgment for InterDigital.  ZTE filed its notice of appeal with the Federal Circuit regarding the Delaware District Court judgment as to the power ramp-up patents in July 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Date: November 3, 2017